Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)         Registration Statement (Form S-3 No. 333-179841) of Arch Coal, Inc.,

(2)         Registration Statements (Form S-8 Nos. 333-30565 and 333-112536) pertaining to the Arch Coal, Inc. 1997 Stock Incentive Plan,

(3)         Registration Statements (Form S-8 Nos. 333-190861, 333-32777 and 333-156593) pertaining to the Arch Coal, Inc. Employee Thrift Plan,

(4)         Registration Statements (Form S-8 Nos. 333-193169, 333-68131 and 333-147459) pertaining to the Arch Coal, Inc. Deferred Compensation Plan,

(5)         Registration Statements (Form S-8 Nos. 333-112537 and 333-127548) pertaining to the Arch Coal, Inc. Retirement Account Plan, and

(6)         Registration Statement (Form S-8 No. 333-191071) pertaining to the Arch Coal, Inc. Omnibus Incentive Plan;

of our reports dated February 27, 2015, with respect to the consolidated financial statements and schedule of Arch Coal, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Arch Coal, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Arch Coal, Inc. and subsidiaries for the year ended December 31, 2014.

/s/ Ernst & Young, LLP

St. Louis, Missouri
February 27, 2015